UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2009

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On August 5, 2009, Global Companies LLC (“Global”), a wholly owned subsidiary of Global Partners LP (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Warex Terminals Corporation (“Warex”), a subsidiary of Warren Equities, Inc., pursuant to which Global agreed to acquire three refined products terminals from Warex for a total purchase price of $47.5 million (the “Terminals Acquisition”).  The terminals, located in Newburgh, New York, have combined gasoline and distillate storage capacity of 950,000 barrels.  The Terminals Acquisition, which is expected to close in the fourth quarter of 2009, is subject to the receipt of certain regulatory approvals and various other customary closing conditions.  Warex is also entering into a long-term throughput contract with Global to use the terminals upon closing of the Terminals Acquisition.  A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 2.02.          Results of Operations and Financial Condition

On August 6, 2009, the Partnership issued a press release announcing its second quarter 2009 financial results.  The press release contains measures that may be deemed non-GAAP financial measures as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).  The most directly comparable generally accepted accounting principles (“GAAP”) financial measures and information reconciling the GAAP and non-GAAP financial measures are also included in the press release.  A copy of the Partnership’s press release announcing its second quarter 2009 financial results is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 2.02.

The information furnished pursuant to Item 2.02 in this report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 5.02           Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2009, the members of Global GP LLC (“Global GP”), the general partner of the Partnership, approved expanding the size of Global GP’s Board of Directors from six to seven members and elected Thomas J. Hollister to fill the newly created Directorship.  Mr. Hollister is the Chief Operating Officer and Chief Financial Officer of Global GP, the Partnership and its subsidiaries.  He will receive no additional compensation for his services as a Director.  There were no other changes to the composition of Global GP’s Board of Directors and there were no changes to the composition of its audit, conflicts and compensation committees.  A copy of the press release announcing the election of Mr. Hollister to Global GP’s Board of Directors is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 5.02.

See Item 10 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Annual Report”) for a brief biography of Mr. Hollister.  See Item 11 of the 2008 Annual Report, under Compensation Discussion and Analysis, for a discussion of Mr. Hollister’s employment agreement with Global GP and the Short Term Incentive Awards – Contractual, Annual Bonuses, LTIP awards (2007 Awards and 2009 Awards), pension and other benefits to which Mr. Hollister is or may become entitled as a result of his employment with Global GP.  See Item 12 of the 2008 Annual Report for Mr. Hollister’s beneficial ownership of the Partnership’s common units as of December 31, 2008.

Item 7.01.          Regulation FD Disclosure

The information set forth under Items 2.02 and 5.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.          Financial Statements and Exhibits

(d)	Exhibit
99.1*	Global Partners LP Press Release dated August 6, 2009, announcing its terminal acquisition.
99.2*	Global Partners LP Press Release dated August 6, 2009, announcing second quarter 2009 financial results and the election of Thomas J. Hollister to the Board of Directors of the General Partner.

*  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
		By:	Global GP LLC,
its general partner

Dated:	August 6, 2009	By:	/s/	Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Global Partners LP Press Release dated August 6, 2009, announcing its terminal acquisition.
99.2*	Global Partners LP Press Release dated August 6, 2009, announcing second quarter 2009 financial results and the election of Thomas J. Hollister to the Board of Directors of the General Partner.

*      Furnished herewith.